Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement Amendment No. 1 on Form F-3 of VivoPower International PLC of our report dated October 2, 2023 relating to the financial statements, which appears in VivoPower International PLC’s Annual Report on Form 20-F for the year ended June 30, 2023 (as amended). We also consent to the reference to us under the heading "Experts” in such Registration Statement.

/s/ PKF Littlejohn LLP	15 Westferry Circus
PKF Littlejohn LLP	Canary Wharf London E14 4HD

February 15, 2024